EXHIBIT 99.1
Page One of Two

2004 Executive Management Bonus Plan

Name	On Target	Maximum
			Financial	Non-Financial
	(assumes Financial &	(assumes Financial &	Component	Component
	Non-Financial	Non-Financial Objectives
	Objectives are on target	exceed target)
	but do not exceed target)
S. Clark	75%	125%	75%	25%
S Crane	66 2/3%	100%	75%	25%
R D’Arcy	66 2/3%	100%	75%	25%
J King	66 2/3%	100%	75%	25%
A. Loew	50%	75%	75%	25%
	Bonus Potential for 2004 (as a % of base salary)		Bonus Component Weighting (as a portion of
			total bonus)

Page Two of Two

2004 EXECUTIVE MANAGEMENT BONUS PLAN — COMPONENT MEASUREMENTS & WEIGHTINGS

IDCO Plan

Measurement	Weighting
IDCO Revenue Growth	25%
IDCO Operating Margin	25%
IDCO Cash Conversion	25%
Non-Financial Measures	25%

100%